UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hank Ratner

On February 28, 2014, Hank Ratner became Vice Chairman of the Madison Square Garden Company (the “Company”), concluding his tenure as President and Chief Executive Officer. In addition, Mr. Ratner will be joining the Board of Directors of the Company (the “Board”).

In connection with the new employment role, the Company has entered into a letter agreement with Mr. Ratner (the “Letter Agreement”). Under the Letter Agreement, Mr. Ratner’s existing employment agreement with the Company, dated December 21, 2009 (the “Existing Agreement”), will continue to govern Mr. Ratner’s compensation and benefits through December 31, 2014, the “Scheduled Expiration Date” of that agreement, in a manner consistent with prior years and in accordance with past practices.

If, prior to the Scheduled Expiration Date, Mr. Ratner’s employment with the Company is terminated by the Company or by Mr. Ratner with “Good Reason” (as defined in the Letter Agreement), Mr. Ratner will be entitled to receive the payments, benefits and awards he would have otherwise received if his employment had continued through the Scheduled Expiration Date, with such separation being treated as by “Mutual Consent” (as defined in the Existing Agreement). Any other termination would also be treated as by Mutual Consent under the Existing Agreement, effective as of the date of termination, provided that Mr. Ratner would not be entitled to vesting of any long-term cash or equity award granted after the date of the Letter Agreement (other than in the case of death or disability). Assuming Mr. Ratner remains employed by the Company through the Scheduled Expiration Date, he will be entitled to the payments and benefits under the Existing Agreement as if his employment had been terminated by Mutual Consent immediately prior to the Scheduled Expiration Date. Termination benefits remain subject to the conditions of the Existing Agreement, including that “Cause” (as defined in the Letter Agreement) does not exist. After the Scheduled Expiration Date, Mr. Ratner will continue as Vice Chairman, on such terms and conditions as may be mutually agreed from time to time.

The description above is qualified in its entirety by reference to the Letter Agreement, dated February 28, 2014, which is attached as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Tad Smith

On February 28, 2014 the Board appointed Tad Smith to succeed Mr. Ratner as President and Chief Executive Officer of the Company. Mr. Smith, age 48, has served as President, Local Media at Cablevision Systems Corporation (“Cablevision”) for the last five years, where he oversaw Cablevision Media Sales, Cablevision’s digital and linear television sales division, the News 12 Networks and the Newsday Media Group. Prior to joining Cablevision in 2009, Mr. Smith worked for Reed Elsevier Group PLC, where he most recently served as chief executive officer of the company’s U.S. division, Reed Business Information.

In connection with Mr. Smith’s appointment as President and Chief Executive Officer, Mr. Smith and the Company entered into an employment agreement dated March 4, 2014 (the “Employment Agreement”). The Employment Agreement became effective as of February 28, 2014 and, unless terminated earlier in accordance with its terms, will expire on June 30, 2017. Mr. Smith will receive a minimum base salary of $1,350,000 and will be eligible to participate in the Company’s discretionary annual cash incentive program with an annual bonus opportunity equal to 200% of his base salary.

Commencing with the Company’s fiscal year starting July 1, 2014, Mr. Smith will be eligible, subject to continued employment by the Company, to participate in such long-term incentive programs that are made available in the future at the level determined by the Compensation Committee of the Board (the “Compensation Committee”), in its discretion and consistent with Mr. Smith’s role and responsibilities as President and Chief Executive Officer of the Company. Mr. Smith will be entitled to receive one or more long-term awards with an aggregate target value of $3,000,000 in respect of the fiscal year starting July 1, 2014. With respect to the remainder of the Company’s current fiscal year (which ends on June 30, 2014), Mr. Smith will receive long-term awards with an aggregate target value equal to $1,000,000, reflecting the portion of the Company’s fiscal year occurring from and after his start date. In addition, on March 4, 2014 Mr. Smith received a one-time award of 51,850 restricted stock units that are scheduled to vest in two installments, subject to performance criteria established by the Compensation Committee.

If Mr. Smith’s employment with the Company is terminated prior to June 30, 2017 (i) by the Company (other than for “Cause” (as defined in the Employment Agreement)) or (ii) by Mr. Smith for “Good Reason” (as defined in the Employment Agreement) then, subject to Mr. Smith’s execution of a separation agreement (including, without limitation, non-compete (limited to one year), non-disparagement, non-solicitation, confidentiality, and further cooperation obligations and restrictions on Mr. Smith as well as a general release by Mr. Smith of the Company and its affiliates), the Company will provide Mr. Smith with (i) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Smith’s annual base salary and annual target bonus as in effect at the time of termination of employment; (ii) any unpaid annual bonus for the fiscal year prior to the year in which the termination occurred and (iii) a prorated bonus for the fiscal year in which the termination occurred; provided that in the case of clauses (ii) and (iii), such amounts will be payable at the same time as such bonuses are paid to similarly situated executives and will be based on Mr. Smith’s then current annual target bonus as well as Company performance.

The description above is qualified in its entirety by reference to the Employment Agreement, dated March 4, 2014, which is attached as Exhibit 10.2 and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement dated February 28, 2014, between the Company and Hank J. Ratner.

10.2	Employment Agreement dated March 4, 2014, between the Company and Tad Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: March 6, 2014